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                                                                   Exhibit 99.4

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASES

         This Settlement Agreement and Mutual Releases ("Agreement") entered into as of this 28th day of April, 1999, by and between Complete Business Solutions, Inc., a Michigan corporation ("CBSI"), and Rajendra B. Vattikuti ("Vattikuti") (CBSI and Vattikuti being sometimes hereinafter collectively referred to as "Claimants"), and Network Six, In., a Rhode Island corporation ("NSI").

         WHEREAS, CBSI instituted a civil action in the Superior Court for the State of Rhode Island against NSI, being Civil Action No. 96-6522 (hereinafter the "Rhode Island Action"); and

         WHEREAS, NSI thereafter asserted certain counterclaims against CBSI and third-party claims against Vattikuti in the Rhode Island Action; and

         WHEREAS, the State of Hawaii instituted a civil action against NSI and others in the Circuit Court for the State of Hawaii, being Civil Action No. 96-4614-11 (hereinafter the "Hawaii Action"); and

         WHEREAS, NSI thereafter asserted certain third-party claims against Claimants in the Hawaii Action; and

         WHEREAS, Claimants and NSI have reached agreement to settle and compromise any and all claims and disputes by and between them on the terms and conditions as set forth in this Agreement:

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy


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of which are hereby acknowledged, the parties hereto do hereby agree as follows:


         1. Upon execution of this Agreement, CBSI shall pay to NSI the total sum of Three Hundred Thousand ($300,000.00) Dollars, by check made payable to Network Six, Inc.

         2. Upon execution of this Agreement, the parties hereto, through their respective counsel, shall cause to be executed and filed in the Rhode Island Action and the Hawaii Action certain Stipulated Orders of Dismissal With Prejudice, and without costs or attorneys' fees to any party, in the forms attached hereto as Exhibits A and B, respectively.

         3. It is expressly understood and agreed by all of the parties hereto that the payment being made hereunder is in compromise and settlement of disputed claims, and that no admission of liability is being made or shall be inferred from the making of any such payment.

         4. Claimants and NSI, on behalf of themselves and their respective successors, heirs and assigns, hereby release, acquit, and forever discharge each other, together with each other's respective current and former officers, directors, predecessors, affiliates, subsidiaries, parent companies, agents, employees, attorneys, partners, insurers, successors, heirs and assigns, of and from any and all claims, causes, debts, liabilities, or causes of actions of any kind or nature, known or unknown, suspected or unsuspected, liquidated or contingent, at law or in equity, arising or accruing at any time up to and through the date of this Agreement, or otherwise based on facts or circumstances in existence as of the date of this Agreement, including but not limited to, all claims asserted or which could have been asserted by any of the parties in the


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Rhode Island Action or the Hawaii Action.

         NSI further agrees that this Agreement shall be a joint tortfeasor release pursuant to the laws of the State of Hawaii and/or Rhode Island to the extent of any alleged joint liability on the part of Claimants with any of the other parties to the Hawaii Action or the Rhode Island Action, and shall reduce NSI's claims against any other persons who are determined to be joint tortfeasors with Claimants, to the extent of the pro rata share of the released Claimants' alleged liability for any of NSI's claims against all other tortfeasors. It is understood and agreed that this paragraph is intended to further the full and complete release being provided to Claimants hereunder, so that Claimants shall have no potential liability to make contribution to any other joint tortfeasor.

         5. This Agreement represents the entire agreement of the parties relating in any way to the subject matter of the settlement of the Hawaii Action and/or the Rhode Island Action, as well as any and all other claims or disputes between the parties hereto, expressly superseding any and all prior oral discussions or agreements of any kind or nature. This Agreement may only be modified by a writing, signed by all of the parties hereto.

         6. The persons executing this Agreement represent and warrant that they have due and proper authority to execute this Agreement on behalf of their respective principals and to bind them to the terms hereof. Said persons further represent and warrant that they have read and fully understand the terms of this Agreement, that they have received the benefit and advice of their own independent counsel prior to executing this


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Agreement, and that they execute the same as their own free act and deed.

         7. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan.

         8. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same Agreement.

         9. A signature by facsimile transmission shall be as binding and effective as an original signature.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.


                                  COMPLETE BUSINESS SOLUTIONS, INC.

                                  By: /s/ Timothy S. Mannez
                                      -------------------------
                                  Its: Executive Vice President
                                       ------------------------

/s/ Margaret A. Latke
---------------------
Witness

                                  /s/ Rajendra B. Vattikuti
                                  -------------------------
                                  Rajendra B. Vattikuti

/s/ Thomas E. Sizemore
----------------------
Witness

                                  NETWORK SIX, INC.

                                  By: /s/ Kenneth C. Kirsch
                                      ----------------------
                                  Its: President & CEO
                                       ---------------------

/s/ Dorothy M. Cipolla
----------------------
Witness